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                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT, dated as of this 4th day of October, 1999, by and between Kozmo.com, Inc., a Delaware corporation (the "COMPANY"), whose principal executive offices are located at 111 East 12th Street, New York, New York, and Joseph C. Park, an individual whose mailing address is 99 John Street, Apartment 401, New York, New York 10038 (the "EXECUTIVE").

                              W I T N E S S E T H:

                  WHEREAS, the Company seeks to continue employment of the Executive and the Executive seeks continued employment by the Company; and

                  WHEREAS, both parties desire that the terms and conditions of the Executive's employment with the Company be governed by the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                  1.       EMPLOYMENT AND DUTIES.

                  (a) GENERAL. The Company hereby employs the Executive, effective as of the date first above written (the "EFFECTIVE DATE"), and the Executive agrees upon the terms and conditions herein set forth to serve, effective as of the Effective Date, as the Chief Executive Officer of the Company. In such capacity, the Executive shall report directly and only to the Board of Directors of the Company (the "BOARD"). The Executive's principal place of business shall be at the Company's headquarters in New York, New York.

                  (b) SERVICES AND DUTIES. For so long as the Executive is employed by the Company, the Executive shall devote his full business time to the performance of his duties hereunder; shall faithfully serve the Company; shall in all respects conform to and comply with the lawful and good faith directions and instructions given to him by the Board as the same are consistent with his status and the terms hereof; and shall use his best efforts to promote and serve the interests of the Company. Specifically, the Executive shall be responsible for the financial performance of the Company, developing strategic alliances and partnerships and maximizing their commercial benefits, communications to both internal and external audiences and external relationships with business, industry and academic communities and strategic leadership.

                  (c) NO OTHER EMPLOYMENT. Except as provided below, for so long as the Executive is employed by the Company, he shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the prior written
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approval of the Board. No such approval will be required if the Executive seeks to perform inconsequential services without direct compensation therefor in connection with the management of personal investments or in connection with the performance of charitable and civic activities, provided that such activities do not contravene the provisions of Section 6 hereof.

                  (d) BOARD MEMBERSHIP. The Executive shall be a member of the Board. In addition, the Executive shall be entitled to attend the meetings of all other committees of the Board, such as the Audit Committee and the Compensation Committee, and shall be a member of any strategy committee of the Board. After his initial term as director, the Company shall nominate the Executive for reelection to the Board and shall use all reasonable efforts to cause the Executive to be elected to such term.

                  2. TERM OF EMPLOYMENT. The term of the Executive's employment under this Agreement (the "TERM") shall commence on the Effective Date and continue until the second anniversary of the Effective Date, unless terminated earlier as provided in Section 4 below. Unless written notice of either party's desire to terminate the Agreement has been given to the other party at least six months prior to the expiration of the Term (or any renewal thereof as contemplated by this sentence), the Term shall automatically be renewed for successive one year periods.

                  3. COMPENSATION AND OTHER BENEFITS. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to the Executive during the Term as compensation for all services rendered hereunder:

                  (a) SALARY. As soon as practicable following the Effective Date, the Company shall make an initial payment of salary earned since March 1,1999 but not yet paid to the Executive in the amount of $87,500. Hereforth, the Company shall pay to the Executive an annual salary (the "SALARY") at the initial rate of $150,000, payable to the Executive in accordance with the normal payroll practices of the Company for its executive officers as are in effect from time to time. The amount of the Executive's Salary shall be reviewed by the Board in each year during the Term and may be increased, but not decreased below such amount, on the basis of such review and then-current market practices.

                  (b) ANNUAL BONUS. During the Term, the Executive shall be eligible for each calendar year within the Term to participate in any annual incentive bonus program established by the Company in accordance with the policies of the Company, its subsidiaries and affiliates (hereinafter, collectively the "GROUP") and subject to such terms and conditions as may be approved annually by the Board.

                  (c) PENSION AND LIFE INSURANCE. During the Term, the Executive shall participate in such pension and life insurance plans as may be adopted by the Company from time to time.
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                  (d) OTHER SPECIFIC BENEFITS. The Company shall install and pay the rental and unit charges attributable to a dedicated business telephone and/or ISDN line at his home. During the Term, the Company shall also pay for the Executive's purchase, line charges, rental and unit charges for his mobile phones. The Company shall provide the Executive with a fax machine and computer modem to be installed at the Executive's home and a suitable desktop and laptop computer, as well as all ancillary equipment and maintenance therefor. In addition, the Company will pay for the cost of the Executive's membership in or subscriptions to the internet service provider of his choice, and such professional memberships and journals as are appropriate to his duties under this Agreement.

                  (e) EXPENSES. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with his employment hereunder and expressly agrees that it will reimburse the Executive for his business class airfare on international flights which are over five hours in duration taken in connection with Company business. Such expenses shall be paid upon the periodic submission of invoices and shall be paid reasonably promptly after the date of such invoice. The reimbursement of expenses under this Section 3(e) shall be subject to the Executive's providing the Company with such documentation of the expenses as the Company may from time to time reasonably request.

                  (f) WELFARE AND FRINGE BENEFITS. During the Term, the Executive shall be eligible to participate in the Company's medical and disability plans applicable to senior officers of the Company in accordance with the terms of such plans as in effect from time to time.

                  (g) LONG-TERM INCENTIVE PROGRAM; STOCK OPTION GRANT. During the Term, the Executive shall participate in all long-term incentive plans and programs of the Company that are applicable to its senior officers in accordance with their terms and in a manner consistent with his position with the Company. Without limiting the foregoing, effective as of the date hereof, the Company hereby grants the Executive pursuant to the Company's 1999 Incentive Stock Option Plan stock options to purchase 650,000 shares of the Company's common stock at an exercise price of $1.80 per share. Such options are intended to qualify as incentive stock options to the greatest extent possible.

                  (h) HOLIDAYS. In addition to the usual public and bank holidays, the Executive shall be entitled to four weeks paid vacation annually, which shall be taken at such times as are approved by the Board.

                  4. TERMINATION OF EMPLOYMENT. Subject to the notice and other provisions of this Section 4, the Company shall have the right to terminate the Executive's employment hereunder, and he shall have the right to resign, at any time for any reason or for no stated reason.

                  (a) TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON.
(i) If, prior to the expiration of the Term, the Executive's employment is terminated by the Company for Cause or if the Executive resigns from his employment hereunder other than for Good Reason,
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he shall be entitled to payment of the pro rata portion of his Salary through and including the date of termination or resignation as well as reimbursement for any unreimbursed expenses. Except to the extent required by the terms of any applicable compensation or benefit plan or program or as otherwise required by applicable law, the Executive shall have no rights under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or arrangement after such termination or resignation of employment with respect to the year of such termination or resignation and later years. In addition, in the event of a termination or resignation described in this Section 4(a)(i), (A) all unvested stock options held by the Executive shall be forfeited and (B) all shares of common stock of the Company held by the Executive shall be subject to the repurchase rights set forth in Section 7 of the Stockholders' Agreement, dated as of the date hereof, among the Company and the stockholders identified therein.

                  (ii) Termination for "CAUSE" shall mean termination of the Executive's employment with the Company because of (A) the Executive's willful, repeated material failure or refusal to perform his duties to the Company or to observe the material policies of the Company (other than by reason of the incapacity of the Executive due to physical or mental illness) after notice by the Board of such failure or refusal and the Executive's continued willful, material failure or refusal to perform or observe after such notice, as the case may be, (B) gross negligence by the Executive in the performance of his duties and responsibilities, (C) any willful misconduct by the Executive that brings the reputation of the Group into serious disrepute or causes the Executive to cease to be able to perform his duties, (D) the commission by the Executive of any material act of fraud, theft or financial dishonesty by the Executive with respect to the Company, or any felony (including, without limitation violation of the Foreign Corrupt Practices Act of 1977) or a criminal act involving turpitude, (E) the continued use of drugs or alcohol by the Executive to an extent that, in the good faith determination of the Board, such use materially interferes with the performance by the Executive of his duties and responsibilities, (F) the material breach by the Executive of this Agreement, including, without limitation, any material breach by the Executive of the provisions of Section 6, or any other agreement or contract with the Company, or
(G) the material breach of the Executive Non-Disclosure and Inventions Assignment Agreement, or material breach of any confidentiality agreement resulting in misappropriation of the Company's property. For purposes of this
Section 4(a)(ii), no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive (x) not in good faith or (y) without belief by the Executive that his act or omission was in the best interests of the Company.

                  (iii) Termination of the Executive's employment for Cause shall be communicated by delivery to the Executive of a written notice from the Company stating that the Executive has been terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by the Executive without Good Reason shall be the date specified in a written notice of resignation from the Executive to the Company. The Executive shall provide at least 90 days' advance written notice of resignation without Good Reason.
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                  (b) INVOLUNTARY TERMINATION. (i) If, prior to the expiration of the Term, (w) the Company terminates the Executive's employment without Cause, (x) the Executive's employment is terminated as a result of disability (as defined in the Company's long-term disability plan), (y) the Executive dies or (z) the Executive resigns from his employment hereunder for Good Reason (collectively hereinafter referred to as an "INVOLUNTARY TERMINATION"), the Company shall pay to the Executive his Salary accrued up to and including the date of such Involuntary Termination, a pro rata bonus for the year of termination based on the target bonus established for such year or, if no such target bonus was established, the highest bonus paid to the Executive by the Company for any prior year, and reimbursement of any unreimbursed expenses. In addition, the Company shall pay to the Executive (or his estate, as the case may be) as severance within 30 days after the date of termination a lump sum payment in an amount equal to his Salary, at the rate in effect immediately prior to such Involuntary Termination. Further, all unvested stock options held by the Executive shall (A) become fully vested in the event of a termination without Cause and (B) be forfeited in all other circumstances described in this Section 4(b).

                  (ii) In the event of the Executive's Involuntary Termination (other than by reason of death), the Executive and his eligible dependants shall continue to participate on the same terms and conditions as are in effect immediately prior to such termination or resignation in the Company's health and medical plans provided to the Executive pursuant to Section 3(f) above at the time of such Involuntary Termination for a period equal to one year following the Involuntary Termination (the "CONTINUATION PERIOD"). Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the Continuation Period any plan or program solely as a result of the provisions of this Agreement but this obligation shall apply in respect of any substitute or replacement plan.

                  (iii) Resignation for "GOOD REASON" shall mean resignation by the Executive following (A) an adverse and material change in the Executive's duties, titles or reporting responsibilities, (B) a material breach by the Company of any term of the Agreement, (C) a material reduction in the Executive's Salary or the failure of the Company to pay the Executive any material amount of compensation when due, (D) failure by the Company to nominate the Executive for reelection to the Board during the Term unless the Executive declines to stand for election, (E) the failure of the Executive to be reelected to the Board during the Term, (F) a relocation of the Executive's principal place of business by more than 40 miles without his prior written consent, (G) any delivery by the Company to the Executive of a notice of non-renewal of the Term pursuant to Section 2, or (H) a Change in Control. For purposes of the foregoing, a "CHANGE IN CONTROL" shall be deemed to have occurred when:

                  (A) Any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act, whether or not the Company is then subject to the terms of the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) percent or more of the combined voting power of the Company's then-outstanding securities; or
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                  (B) The individuals who were directors on the Effective Date, or any director whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office, who either were directors as of the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) cease for any reason to constitute a majority of the directors then serving on the Company's board of directors; or

                  (C) There is consummated a merger or consolidation of the Company, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity, or any parent thereof, outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of the Company's securities (excluding any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or
                  (D) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  For purposes of the above, "PERSON" shall mean any person, entity or "group" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include
         (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  (iv) The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Executive. The date of resignation for Good Reason shall be the date specified in a written notice of resignation from the Executive to the Company.

                  5.       SECTION 280G LIMITATION

                  Notwithstanding anything in this Agreement to the contrary, in the event that the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), relating to "excess parachute payments" shall be applicable to any payment to be made under this Agreement (including the vesting of any options pursuant to the provisions of any option agreement), which determination shall be made by taking into account all payments to the Executive which are parachute payments under Section 280G of the Code, then the total amount of payments which would otherwise be made shall be reduced to the largest amount such that Section 280G of the Code relating to "excess parachute payments" shall no longer be applicable (or shall be applicable to the reduced amount of "excess parachute payments" still remaining after the reduction provided for in this sentence); PROVIDED, HOWEVER, that if (i) the Company is eligible to exempt such payments from treatment as "parachute payments" by securing shareholder approval under Section 280G (b)(5)(A)(ii) of the Code, and
(ii) such shareholder approval is obtained, then there shall be no reduction in such payments. In the event of a disagreement between the Company and the Executive as to whether Section 280G of the Code is applicable or whether any other payment or benefit constitutes a "parachute payment," such determination shall be made by an accounting or law firm mutually acceptable to the Company and the Executive. All costs relating to such determination shall be borne equally by the Company and the Executive. Pending such determination, the payments that are not in dispute shall be paid in the manner otherwise provided for without reduction under this Section 5.

                  6.       PROTECTION OF THE COMPANY'S INTERESTS.

                  (a) NO COMPETING EMPLOYMENT. For so long as the Executive is employed by the Company, and for an additional one year following a termination of employment without Cause or a resignation for Good Reason, or two years following a termination of employment for Cause or resignation without Good Reason, (such applicable period being referred to hereinafter as the "RESTRICTED PERIOD"), the Executive shall not, whether alone or as a partner, officer, director, consultant, agent, employee, stockholder or otherwise, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity or otherwise engage in any business activity that competes with any business (i) presently conducted by the Group or (ii) planned by the Group (whether by providing any goods or services provided or under development by the Group or otherwise); PROVIDED, HOWEVER, that this Section 6(a) shall not proscribe the Executive's ownership, either directly or indirectly, of either less than one percent of any class of securities which are listed on a national securities exchange or quoted on the automated quotation system of the National
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Association of Securities Dealers, Inc. or any limited partnership investment over which the Executive has no control.

                  (b) NO INTERFERENCE. During the Restricted Period, the Executive shall not, directly or indirectly, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Group) that is in competition with the Group, (A) solicit, recruit, hire, engage in any activity that would cause any employee to violate any agreement with the Group, endeavor to entice away from the Group, or otherwise interfere with the relationship of the Group with, any person or team who is employed by or otherwise engaged to perform services for the Group or (B) during the Restricted Period, solicit, entice or induce any person or team or entity who is, or was a Customer, client or Supplier of the Group to (i) become a Customer or Supplier of any other person or entity engaged in any business activity that competes with any business conducted by the Group, or any business planned by the Group, (ii) cease doing business with the Group or (iii) otherwise interfere with the relationship of the Group with any such person, team, Customer or Supplier. For purposes of this paragraph, a "Customer" of the Group means any person, corporation, partnership, trust division, business unit, department or agency which, during the Restricted Period shall be or shall have been a customer, distributor or agent of the Group or shall be or shall have been contacted by the Group for the purpose of soliciting it to become a customer, distributor or agent of the Group; and a "Supplier" of the Group means any person, corporation, partnership, trust, division, business unit, department or agency which, during the Restricted shall be or shall have been a supplier, vendor, manufacturer or developer for any product or service or significant component used in any product or service of the Group.

                  (c) SECRECY. The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of the Group, the use or disclosure of which could cause the Group substantial losses and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive covenants and agrees with the Company that he will not at any time, whether during or after the termination of the Executive's employment, reveal to any person or entity any of the trade secrets or proprietary or confidential information of the Group or any third party which the Group is under an obligation to keep confidential (including, but not limited to, Intellectual Property Rights (as hereinafter defined), ideas (whether or not protectable under trade secret laws), trade secrets or proprietary or confidential information respecting inventions, products, product plans, designs, drawings, sketches, marketing and other plans, methods, know-how, techniques, technology, systems, characters, processes, strategies, software programs, works of authorship, customer lists, user lists, vendor lists, content provider lists, supplier lists, pricing information, projects, notes, memoranda, reports, lists, records, specifications, data, documentation, budgets, plans, projections, forecasts, financial information (including revenues, costs or profits associated with any of the Group's products), opportunities and proposals in whatever form, tangible or intangible or other materials of any nature relating to any matter within the scope of the business of the Group or concerning any of the dealings or affairs of the Group (collectively,

"Proprietary Information")), except as may be required in the ordinary course of performing his duties hereunder as an Executive of the Group or with the prior written consent of the Board and he shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner. For purposes of this paragraph, the term "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications or registrations, databases, algorithms, computer programs and other software, know-how, trade secrets, proprietary processes and formulae, inventions, trade dress, logos, design and all documentation and media constituting, describing or relating to the above.

                  (d) EXCLUSIVE PROPERTY. The Executive confirms that all confidential information is and shall remain the exclusive property of the Group. All business records, papers and documents kept or made by the Executive relating to the business of the Group shall be and remain the property of the Group. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly (but no later than five (5) days after the earlier of the Executive's termination of employment with the Group or the Company's request) destroy or deliver to the Company, at the Company's option, (a) all materials furnished to the Executive by the Group, (b) all tangible media of expression which are in the Executive's possession and which incorporate any Proprietary Information or otherwise relate to the business of the Group (including, without limitation, the material described in the Executive Non-Disclosure), and (c) written certification of the Executive's compliance with his obligations under this sentence, and shall not without the consent of the Board retain copies of, any written materials not previously made available to the public, or records and documents made by the Executive or coming into his possession concerning the business or affairs of the Group; PROVIDED, HOWEVER, that subsequent to any such termination, the Company shall provide the Executive with copies (the cost of which shall be borne by the Executive) of any documents which are requested by the Executive and which the Executive has determined in good faith are (i) required to establish a defense to a claim that the Executive has not complied with his duties hereunder or (ii) necessary to the Executive in order to comply with applicable law.

                  (e) NON-DISCLOSURE, NON-COMPETITION AND ASSIGNMENT OF INVENTIONS. The Executive will execute an Executive Non-Disclosure and Inventions Assignment Agreement substantially in the form set forth as Exhibit A hereto (the "Executive Non-Disclosure and Inventions Assignment Agreement").

                  (f) INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 6 may result in material irreparable injury to the Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 6 or such other relief as may be required to specifically enforce any of the covenants in this Section 6.

Without intending to limit the remedies available to the Executive, the Executive shall be entitled to seek specific performance of the Company's obligations under this Agreement.

                  7.       GENERAL PROVISIONS.

                  (a) SOURCE OF PAYMENTS. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. The Executive shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company; PROVIDED, HOWEVER, that this provision shall not be deemed to waive or abrogate any preferential or other rights to payment accruing to the Executive under applicable bankruptcy laws by virtue of the Executive's status as an employee of the Company.

                  (b) NO OTHER SEVERANCE BENEFITS. Except as specifically set forth in this Agreement, the Executive covenants and agrees that he shall not be entitled to any other form of severance benefits from the Company, including, without limitation, benefits otherwise payable under any of the Company's regular severance policies, in the event his employment hereunder ends for any reason and, except with respect to obligations of the Company expressly provided for herein, the Executive unconditionally releases the Company and its subsidiaries and affiliates, and their respective directors, officers, employees and stockholders, or any of them, from any and all claims, liabilities or obligations under this Agreement or under any severance or termination arrangements of the Company or any of its subsidiaries or affiliates for compensation or benefits in connection with his employment or the termination thereof.

                  (c) TAX WITHHOLDING. Payments to the Executive of all compensation contemplated under this Agreement shall be subject to all applicable tax withholding.

                  (d) NOTICES. Any notice hereunder by either party to the other shall be given in writing by personal delivery, or certified mail, return receipt requested, or (if to the Company) by telex or facsimile, in any case delivered to the applicable address set forth below:

                  (i)   To the Company:     Kozmo.com, Inc.
                                            111 East 12th Street
                                            New York, New York 10003
                                            Telephone:  (212) 253-5751
                                            Telecopy:  (212) 253-5758
                                            Attention:  Secretary

                                            With copies to:

                                            Shearman & Sterling
                                            599 Lexington Avenue
                                            New York, New York 10022
                                            Telephone:  (212) 848-4000
                                            Telecopy:  (212) 848-7179
                                            Attention.: John J. Cannon III, Esq.

                  (ii)  To the Executive:   Joseph C. Park
                                            99 John Street, Apartment 401
                                            New York, New York  10038

or to such other persons or other addresses as either party may specify to the other in writing.

                  (e) REPRESENTATION BY THE EXECUTIVE. The Executive represents and warrants that his entering into this Agreement does not, and that his performance under this Agreement and consummation of the transactions contemplated hereby will not, violate the provisions of any agreement or instrument to which the Executive is a party, or any decree, judgment or order to which the Executive is subject, and that this Agreement constitutes a valid and binding obligation of the Executive in accordance with its terms. Breach of this representation will render all of the Company's obligations under this Agreement void AB INITIO.

                  (f) LIMITED WAIVER. The waiver by the Company or the Executive of a violation of any of the provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.

                  (g) ASSIGNMENT; ASSUMPTION OF AGREEMENT. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or setoff by the Executive in respect of any claim, debt, obligation or similar process. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  (h) AMENDMENT; ACTIONS BY THE COMPANY. This Agreement may not be amended, modified or canceled except by written agreement of the Executive and the Company. Any and all determinations, judgments, reviews, verifications, adjustments, approvals, consents, waivers or other actions of the Company required or permitted under this Agreement shall be effective only if undertaken by the Company pursuant to authority granted by a resolution duly adopted by the Board; PROVIDED, HOWEVER, that by resolution duly adopted in accordance with this Section 7(h), the Board may delegate its responsibilities hereunder to one or more of its members other than the Executive.

                  (i) SEVERABILITY. If any term or provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  (j) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (determined without regard to the choice of law provisions thereof).

                  (k) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof.

                  (l) HEADINGS. The headings and captions of the sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

                  (m) COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

                  IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.


                                       KOZMO.COM, INC


                                       By: /s/ Yong Kang
                                       Name:   Yong Kang
                                       Title:  Secretary


                                       EXECUTIVE

                                       /s/ Joseph C. Park
                                       -----------------------------------
                                       Joseph C. Park